SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On July 21, 2016, the Board of Directors of J.B. Hunt Transport Services, Inc. (the “Company”) approved and adopted certain amendments to the Company’s Second Amended and Restated Management Incentive Plan (“MIP”). The amendments amend the MIP to require shareholder approval for the repricing of outstanding stock options or stock appreciation rights and the repurchase of underwater stock options or stock appreciation rights. A copy of the amendment to the MIP is attached as an exhibit to this Form 8-K and is incorporated by reference into this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
	10.1	J.B. Hunt Transport Services, Inc. Second Amended and Restated Management Incentive Plan (incorporated by reference from Exhibit 10.1 of the Company’s quarterly report on Form 10-Q for the period ended June 30, 2012, filed July 31, 2012).
	10.2	Amendment to J.B. Hunt Transport Services, Inc. Second Amended and Restated Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 26th day of July 2016.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)